Exhibit 16.1

Michael F. Cronin, CPA
687 Lee Road, Ste 210 Rochester, NY 14606	407-754-7027 email mikeccpa@aol.com	1574 Eagle Nest Circle Winter Springs, FL 32708

September 13, 2012
Securities & Exchange Commission
100 F Street NE
Mail Stop 6010
Washington, DC 20549

Dear Sir/Madam:

Highlight Networks, Inc.  (the “Company”) has made available to me a copy of its Current Report on Form 8-K, dated September 13, 2011 in which it provides information pursuant to item 4.01 with regard to “Changes in Registrant’s Certifying Account”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,
s/ Michael F. Cronin
[Missing Graphic Reference]
Michael F. Cronin
Certified Public Accountant NY, FL